Exhibit 4.12

Execution Version
SUPPLEMENTAL INDENTURE
This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 20, 2024, among UAN Services, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), a subsidiary of CVR Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 21, 2023, providing for the issuance of 8.500% Senior Notes due 2029 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Company or any Guarantor or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, this Supplemental Indenture, the Indenture or the Note Guarantees, or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: December 20, 2024
UAN SERVICES, LLC
By:    /s/ Dane J. Neumann
Name:    Dane J. Neumann
Title:    Executive Vice President, Chief Financial Officer,     Treasurer and Assistant Secretary

CVR ENERGY, INC.
By:     /s/ Dane J. Neumann
Name:     Dane J. Neumann
Title:     Executive Vice President, Chief Financial Officer,     Treasurer and Assistant Secretary
GUARANTORS:
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
COMMON ASSETS HOLDCO, LLC
COMMON SERVICES HOLDCO, LLC
CVR COMMON ASSETS CVL, LLC
CVR COMMON ASSETS WYN, LLC
CVR COMMON SERVICES, LLC
CVR ENERGY HOLDINGS, INC.
CVR REFINING CVL, LLC
CVR REFINING GP, LLC
CVR REFINING, LLC
CVR REFINING WYN, LLC
CVR RENEWABLES CVL, LLC
CVR RENEWABLES, LLC
CVR RENEWABLES WYN, LLC
CVR SERVICES, LLC
CVR SUPPLY & TRADING, LLC
RENEWABLE ASSETS HOLDCO, LLC
WYNNEWOOD ENERGY COMPANY, LLC
WYNNEWOOD REFINING COMPANY, LLC
By:     /s/ Dane J. Neumann
Name:     Dane J. Neumann
Title:     Executive Vice President, Chief Financial Officer,     Treasurer and Assistant Secretary
[Signature Page to Supplemental Indenture]

CVR CHC, LP
By: CHC GP, LLC, its general partner
By:     /s/ Dane J. Neumann
Name:     Dane J. Neumann
Title:     Executive Vice President, Chief Financial Officer,     Treasurer and Assistant Secretary
CVR FHC, LP
By: FHC GP, LLC, its general partner
By:     /s/ Dane J. Neumann
Name:     Dane J. Neumann
Title:     Executive Vice President, Chief Financial Officer,     Treasurer and Assistant Secretary
CVR REFINING, LP
By: CVR Refining GP, LLC, its general partner
By:     /s/ Dane J. Neumann
Name:     Dane J. Neumann
Title:     Executive Vice President, Chief Financial Officer,     Treasurer and Assistant Secretary
CVR RHC, LP
By: RHC GP, LLC, its general partner
By:     /s/ Dane J. Neumann
Name:     Dane J. Neumann
Title:     Executive Vice President, Chief Financial Officer,     Treasurer and Assistant Secretary

[Signature Page to Supplemental Indenture]

TRUSTEE:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
By:    /s/ Michael K. Herberger
Name:     Michael K. Herberger
Title:     Vice President

[Signature Page to Supplemental Indenture]